CNL HEALTHCARE PROPERTIES II, INC.

TRANSFER AGREEMENT

Capitalized terms that are not defined below are defined on Page 2, the signature side of this Transfer Agreement.

To participate in the Offer, a duly executed original of this Transfer Agreement and any other documents required by this Transfer Agreement must be received by the Depositary on or prior to the Expiration Date. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Subject to and effective upon acceptance for payment, by signing and delivering this Transfer Agreement, Shareholder hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver to Purchaser, all of Shareholder's right, title and interest in the number of Shares of the Corporation set forth above Shareholder’s signature on Page 2 hereof, at the Offer Price stated in the Offer (“Offer Price”), without interest, upon the terms and subject to the conditions set forth in the Offer, the receipt of which is hereby acknowledged.

Shareholder hereby irrevocably constitutes and appoints Purchaser as the true and lawful agent and attorney-in-fact and proxy of Shareholder with respect to all tendered Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares on the Corporation's books, together with all accompanying evidences of transfer and authenticity to, or upon the order of, Purchaser, to execute and deliver in the name and on behalf of Shareholder any and all instruments or documents the Corporation or its transfer agent, or any custodian or trustee holding record title to the Shares, may request in order to complete the transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Shares, or other forms required by the Corporation, its transfer agent or any such custodian or trustee), to provide notice to revoke or withdraw any tender of Shares to a party other than Purchaser (which other tenders are hereby revoked and withdrawn by Shareholder), to obtain confirmation of the number of Shares held by Shareholder, to direct any custodian or trustee holding record title to the Shares to do any of the foregoing, including the execution and delivery of a copy of this Transfer Agreement, and upon acceptance for payment of the Shares by Purchaser, to change the address of record, to receive all benefits and to exercise all voting rights and other rights of beneficial ownership of such Shares.

Shareholder hereby agrees, with respect to Shares purchased pursuant to the Offer, that: Shares will include any and all securities into which the Shares may be converted and any securities distributed with respect to the Shares from and after the Offer Date; Shareholder assigns to Purchaser all of the Shareholder’s rights to receive dividends from the Corporation, other than dividends paid on or before the Expiration Date; Shareholder assigns to Purchaser all rights to any unpaid proceeds from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to such Shares, regardless of when the claims brought pursuant to such action accrued; and all prior proxies and consents given by Shareholder with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). Upon request by Purchaser in order to complete the assignment, transfer, and purchase of such Shares, Shareholder will provide additional information regarding the Shares, and Shareholder will execute and deliver, and irrevocably directs any custodian or trustee holding record title to the Shares or any financial representative of Shareholder’s to execute and deliver, any additional documents deemed necessary, including obtaining a Medallion Signature Guarantee if necessary (which may be required for transfer; but the lack thereof does not affect the validity of this contract between Shareholder and Purchaser).

Shareholder hereby represents and warrants to Purchaser that Shareholder owns all Shares tendered pursuant to the Offer; that Shareholder has full power and authority to validly sell, assign, transfer and deliver such Shares to Purchaser; and that when any such Shares are accepted for payment by Purchaser, Purchaser will acquire good and marketable title thereto, free and clear of all liens, options, restrictions, charges, encumbrances, adverse claims or other interests.  If Shareholder is an entity, the signing person represents and warrants that he has authority to sign this document on behalf of such entity.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or dissolution of Shareholder and any obligations of Shareholder shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder. Except as stated in the Offer to Purchase, this tender is irrevocable. Shareholder acknowledges and agrees that a tender of Shares to Purchaser will constitute a binding agreement between Shareholder and Purchaser upon the terms and subject to the conditions of the Offer. Shareholder recognizes the right of Purchaser to effect a change of address to Purchaser’s name and address. Shareholder recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), Purchaser may not be required to accept for payment any or all of the Shares tendered hereby; and in such event this Transfer Agreement will be effective to transfer only those Shares accepted for payment by Purchaser and any Transfer Agreement not accepted for payment may be destroyed by Purchaser.

Shareholder hereby certifies, under penalty of perjury, that: the number shown on this agreement as Shareholder’s Social Security or Tax ID Number is correct; Shareholder is not subject to backup withholding; and Shareholder, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).  Shareholder understands that this certification may be disclosed to the Internal Revenue Service by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

Arbitration Agreement: Purchaser and Shareholder agree that any dispute, claim, or controversy arising out of or related to this agreement or a purchase of Shares shall be resolved by binding arbitration in Los Angeles, California, in accordance with the Arbitration Agreement provision in Section 13 of the Offer to Purchase. Any dispute or claim arising out of or related to this agreement that, for any reason, is not so arbitrated, will be subject to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California, and Purchaser and Shareholder expressly submit and consent to the exclusive jurisdiction of such Los Angeles County courts and waive all defenses to jurisdiction and venue.

CNL HEALTHCARE PROPERTIES II, INC.

TRANSFER AGREEMENT

The Offer to Purchase, dated September 9, 2019 (“Offer Date”), as it may be supplemented or amended (the “Offer to Purchase”), and this Transfer Agreement (including the terms on Page 1 hereof) together constitute the “Offer” referenced herein for Shares of Class A Common Stock (“Shares”) of CNL Healthcare Properties II, Inc. (the “Corporation”).  To tender your Shares pursuant to the Offer, please complete all parts of this form and sign and deliver this agreement to Everest – Securities Processing Department, 199 S. Los Robles Ave., Suite 200, Pasadena, CA 91101. Any increase or decrease to the Offer Price or other amendment of the Offer shall apply to all Shares tendered by this Transfer Agreement unless it is withdrawn timely per Section 4. Withdrawal Rights in the Offer to Purchase.

Purchaser: Everest REIT Investors I, LLC	Offer Price: $6.50/Share	Expiration Date: October 25, 2019

1.  Your Shareholder Information (“Shareholder” in this agreement)

Shareholder Number:  ________________________     Number of Shares You Own: _____________

                                                                                          Number of Shares You Want to Sell:

                                                                                          [ ]ALL, or [ ]______________ (“Shares”)

                                                                                           (If the above is blank, you are deemed to tender ALL Shares)

Email: _______________   Phone: _______________    Email and Phone are important in case we

                                                                                           need to contact you for further information

Date: ________________ Signature of Shareholder: ___________________________ Print Name and Title*: ___________________________ Social Security or Tax ID: ___________________________

2.  Signature of Co-Shareholder (if any):  _________________________

Print Co-Shareholder’s Name and Title*:     _________________________

Social Security or Tax ID:                             _________________________

*If signature is by a person acting in the capacity of trustee, executor, administrator, attorney in fact, corporate officer, or another fiduciary or representative capacity, please indicate here

3.  Brokerage / Custodial Account Information

     If the Shares are held in a Brokerage Account, or a Custodial Account like an IRA or Pension Plan, please complete this Section 3.

Brokerage/Custodian Name:  ____________________________________

Account Name:  ________________________   Brokerage/Custodian Account Number:  _____________________

This space used by Everest to obtain Brokerage/Custodian Signature if needed

Date:  _____________

Signature of Brokerage/Custodian:  _______________________________

Print Signer’s Name:                        _______________________________

Account or Reference No.:  ______________________________

Email:  ________________________   Phone: _______________

Medallion:
4. PLEASE READ THE TRANSFER AGREEMENT INSTRUCTIONS AND PROVIDE REQUIRED DOCUMENTS.